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                                                                   EXHIBIT 10.51
STATE OF SOUTH CAROLINA           )
                                  )           MODIFICATION AGREEMENT
COUNTY OF GREENVILLE              )         RELATING INTER ALIA TO THE
                                  )                 FOLLOWING:
                                  )
                                  )          MORTGAGE, ASSIGNMENT OF
         FILED                    )           LEASES AND RENTS AND
      JAN 13 1999                 )            SECURITY AGREEMENT
      Judy G. Hix                 )            DATED JUNE 2, 1988
   Register of Deeds              )           AND RECORDED WITH THE
                                  )             REGISTER OF DEEDS
                                  )           FOR GREENVILLE COUNTY,
                                  )         SOUTH CAROLINA IN MORTGAGE
                                  )           BOOK 1936 AT PAGE 273

     THIS MODIFICATION AGREEMENT (the "Agreement") executed this 21st day of December, 1998 to be effective as of the 10th day of October, 1998 by and between BRUNNER COMPANIES INCOME PROPERTIES, L.P., I, as successor in interest to DAYTON & ASSOCIATES VII, ("Borrower") and NEW YORK LIFE INSURANCE COMPANY, whose address is 51 Madison Avenue, New York, New York 10010, ("NYLIC").

                                  WITNESSETH:

     WHEREAS, NYLIC previously made a loan available to the Borrower in the original principal amount of Seven Million Fifty Thousand and No/100 Dollars ($7,050,000.00) (the "Loan");

     WHEREAS, the Loan was evidenced by that certain promissory note in the original amount of $7,050,000.00 from Borrower for the benefit of NYLIC (the "Note") and secured inter alia by a lien on that certain parcel of real property and improvements thereon pursuant to that certain Mortgage, Assignment of Leases and Rents and Security Agreement from Borrower dated June 2, 1988 and recorded with the Register of Deeds for Greenville County, South Carolina in Mortgage Book 1936 at Page 273 as amended by that certain Loan Modification and Extension Agreement and Mortgage Amendment, effective as of June 10, 1993 recorded in Mortgage Book 2442, page 450, as further amended by that certain Second Loan Modification and Extension Agreement and Mortgage Amendment, effective as of June 10, 1994, recorded in Mortgage Book 2632, Page 103 and further amended by that certain Third Loan Modification and Extension Agreement, Cross Pledge and Default Agreement, and Mortgage Amendment Agreement, effective September 29, 1995 recorded in Mortgage Book 2700, Page 1867 (as amended, modified or assigned, the "Mortgage").

     WHEREAS, the Note and the Mortgage and any and all other documents related to the Loan are collectively referred to as the "Loan Documents".

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    WHEREAS, except as otherwise provided, all terms herein shall have the meanings ascribed thereto in the Loan Documents;

    WHEREAS, the Loan became due and payable in full on October 10, 1998, which was the maturity date of the Loan, NYLIC has notified Borrower of the same and Borrower desires NYLIC to waive the event of default and modify the terms of the Loan Documents; and

    WHEREAS, Borrower and NYLIC have agreed to amend certain terms of the Loan and the Loan Documents to inter alia change the maturity date of the Loan to May 10, 1999, to provide a new repayment schedule and to modify the interest rate.

    NOW, THEREFORE, in consideration of the mutual promises contained hereinbelow, the sum of Five and No/100 Dollars ($5.00) and other good and valuable consideration, the receipt, sufficiency and adequacy of which the parties do hereby acknowledge, the parties do hereby agree as follows:

    1.  The Note, and Loan Documents as applicable, are amended as follows:

        (a) From and after October 10, 1998 through May 10, 1999 (the "Extended Maturity Date"), the Loan will accrue interest at a fixed rate per annum equal to seven (7%) percent;

        (b) Commencing November 10, 1998 and continuing on the tenth day of December 1998, January 1999, February 1999, March 1999 and April 1999, interest only payments in the amount of $37,072.47 will be due and payable;

        (c) Commencing November 10, 1998 and continuing on the tenth day of December 1998, January 1999, February 1999, March 1999 and April 1999, Borrower will deposit into escrow with NYLIC payments for insurance and ad valorem taxes as required under the Loan Documents (such monthly payments currently being equal to $8,011.00);

        (d) Unless sooner demanded as provided herein, all outstanding principal together with accrued unpaid interest due under the Loan shall be due and payable in full on May 10, 1999;

        (e) The Borrower shall be entitled to prepay the Note in full at par without fee or premium on a date which is designated by Borrower in writing given to NYLIC at least ten (10) days prior to such date; and,

        (f) Notwithstanding anything to the contrary in the Note or Loan Documents, NYLIC shall have the right, at its sole option, upon fifteen (15) days prior written notice to Borrower, with or without cause and irregardless of


                                       2

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              whether an event of default shall exist or not, to accelerate repayment of the Loan in full and demand Borrower repay the Loan in full.

     2. The Loan Documents are amended by deleting all references to the maturity date of "October 10, 1998" and substituting in lieu thereof the maturity date of May 10, 1999.

     3. The principal balance due and owing under the Loan Documents as of the date hereof, after giving effect to Borrower's payment of all principal payments required to be paid hereunder is $6,355,280.53.

     4. The Borrower represents and warrants that, at the time of the execution and delivery of this Agreement, Borrower has good and absolute title to the real property encumbered by the Loan Documents, and has full power and authority to subject the same to the lien of the Loan Documents and the same is free and clear of all liens, charges and encumbrances whatsoever, except those created by the Loan Documents or those known to NYLIC and those set forth in NYLIC's existing title insurance policy for the Loan (the "Title Policy").

     5. Except as otherwise modified hereby, the terms and provisions of the Loan Documents shall remain in full force and effect.

     6.  As a condition precedent to NYLIC's agreement herein:

         (a) upon the execution of this Agreement, pay all costs and expenses, including but not limited to attorney's fees, recording fees and title charges incurred in connection with this Agreement and/or the consummation of the transaction contemplated hereby together with all costs and expenses of NYLIC, including attorney's fees and expenses incurred as a result of Borrower's failure to pay the amounts due under the Loan on or before October 10, 1998; provided, however, Borrower shall not be required to pay any amounts in excess of those limits agreed to by Borrower and NYLIC in that certain letter agreement dated November 24, 1998;

         (b) no default shall exist under the Loan Documents as of the date hereof nor shall any event have occurred which with the passage of time or the giving of notice, or both, would constitute such a default;

         (c) on or before November 30, 1998, NYLIC shall have received (i) a payment in the amount of $72,471.00 representing the installment of principal and accrued interest due on October 10, 1998 and late charges in the amount of $357.07; and, (ii) an additional payment of $45,083.47 representing accrued interest through November 10, 1998 and the required escrow deposit due for such date;


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         (d)  on or before December 21, 1998, Borrower shall provide or cause to be provided to NYLIC an independent title report opining that there are no matters of record filed subsequent to the effective date of Lender's Title Policy except for such matters as are expressly approved by NYLIC in its discretion.

     7. Borrower and NYLIC agree that it is the intent of the parties that the execution of this Agreement or any documents as contemplated by this Agreement or the consummation of any transactions contemplated by this Agreement shall constitute a modification, restatement and renewal under the Loan and shall not be construed as a novation.

     8. By executing this Agreement, Borrower is reconfirming the accuracy and correctness of all representations contained in the Loan Documents.

     9. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     10. Borrower hereby agrees that NYLIC, and its officers, directors, employees and agents are irrevocably and unconditionally released and discharged of any and all claims, demands, obligations, liabilities, costs and expenses, now existing (including, without limitation, any obligations or commitment of NYLIC to provide any financial accommodations to Borrower under the Loan Documents) arising out of or related to the Loan Documents.

                  [THE REST OF THIS PAGE HAS BEEN LEFT BLANK]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of this
21st day of December, 1998 to be effective as of October 10, 1998.

WITNESSES AS TO BORROWER:               BORROWER



                                        BRUNNER COMPANIES INCOME
                                        PROPERTIES, L.P.I, as successor in
                                        interest to DAYTON & ASSOCIATES VII
                                                                          (SEAL)

                                        By: Brunner Management, L.P.
                                            ------------------------
                                        As Its: General Partner
                                                --------------------

/S/ SHARON O. ALLEN                     By: /s/ Frank B. Turner, Sr.
-------------------                         ------------------------
                                        Name: Frank B. Turner, Sr.
                                              ----------------------
                                        Its: Authorized Agent
                                             -----------------------


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     IN WITNESS WHEREOF, the parties have executed this Agreement this 21st day of December, 1998 to be effective as of October 10, 1998.


WITNESS AS TO NYLIC:                         NYLIC:

                                             NEW YORK LIFE INSURANCE COMPANY
                                                                       (SEAL)


/s/                                          By:   /s/ Michael J. Falabella
--------------------------------                 ------------------------------
                                             Name:  Michael J. Falabella
/s/                                               -----------------------------
--------------------------------
                                             Its:  Real Estate Vice President
                                                  -----------------------------



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STATE OF GEORGIA                  )
                                  )            PROBATE
COUNTY OF RICHMOND                )


     PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-written Brunner Companies Income Properties, L.P.I, as successor in interest to Dayton & Associates VII by Frank D. Turner, Jr., its Authorized Agent, sign, seal, and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.


                                                       /s/___________________
                                                              Witness


SWORN TO before me this
17th day of December, 1998.


/s/ Sharon O. Allen (L.S.)
-------------------
Notary Public for Georgia
My Commission Expires: 8/20/02


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STATE OF NEW YORK     )
                      )   PROBATE
COUNTY OF NEW YORK    )

    PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-written New York Life Insurance Company, by Michael J. Falabella, its Real Estate Vice President, sign, seal, and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.



                                      /s/
                                          -----------------------------------
                                              Witness



SWORN TO before me this
21st day of December, 1998.



/s/ Modesta R. Kraemer
    ----------------------------------
Notary Public for New York
My Commission Expires: 1/26/99
                       ---------------



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